Exhibit 10.59

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), dated as of November 14, 2023, is made by and between Alaunos Therapeutics, Inc. (the “Company”) and Melinda Lackey (“Consultant”), (together the “Parties”).

W I T N E S S E T H :

WHEREAS, the Company desires to engage Consultant to provide services pursuant to the terms and conditions contained in this Agreement; and

WHEREAS, Consultant desires to accept such engagement pursuant to the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

1.
Term. Consultant’s services relationship with the Company will commence on November 16, 2023 (the “Start Date”) and will continue indefinitely until terminated in accordance with this Section 1. Either party may terminate this Agreement by providing the other party with at least thirty (30) days of advance written notice of such decision. The period of Consultant’s services relationship with the Company, beginning on the Start Date, is referred to as the “Term.”

2.
Services. During the Term, Consultant will be responsible for providing the Company with the services set forth on Exhibit A hereto and such other services as the Parties may agree to from time to time (the “Services”). Consultant may not subcontract or otherwise delegate Consultant’s obligations under this Agreement without the Company’s prior written consent.

3.
Compensation.

(a) Service Fee. As sole compensation for the performance of the Services, the Company will pay to Consultant the amount(s) and on the schedule specified in Exhibit B hereto.

(b) No Withholdings. Consultant acknowledges that the Company does not intend to make withholdings from any payments hereunder. Consultant will have the exclusive responsibility for paying any taxes (including income taxes, social security contributions, and similar obligations) on such payments. At the appropriate time, the Company will provide Consultant with a Form 1099 for Consultant’s tax purposes.

(d) No Benefits. The Company will not provide Consultant with any benefits except as provided in this Agreement, nor will Consultant be entitled to participate in any benefit plan or arrangement of the Company or any affiliated entity of the Company, including without limitation any vacation benefit or insurance arrangement (the “Company Benefit Plans”).

4.
Independent Contractor Status. Consultant acknowledges that, during the Term, Consultant’s relationship with the Company will be that of an independent contractor, and not that of an employee of the Company. Nothing herein will be deemed to establish a partnership, joint venture, or employment relationship between the parties.
5.
Existing Obligations. This Agreement supplements and does not amend the responsibilities of the Parties with respect to agreements regarding confidential information, trade secrets, or invention or intellectual property assignment, including that certain Invention, Non-Disclosure, and Non-Solicitation Agreement dated November 17, 2021.
6.
Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered and received by the other party, or (b) two (2) business days after being sent when sent by recognized overnight courier to the following addresses:

if to the Company:

Alaunos Therapeutics, Inc.

2617 Bissonnet St., Suite 225

Houston TX 77005

Attention: legalteam@alaunos.com;

if to Consultant:

Melinda Lackey

mlackey@alaunos.com;

or to such other address as either party will have furnished to the other in writing in accordance with this Section 6, except that such notice of change of address shall be effective only upon receipt.

7.
D&O Insurance. The Company has obtained and shall cause to be maintained in effect during the Term of this Agreement, with financially sound insurers, a policy of directors’ and officers’ liability insurance (the “D&O Policy”). The Company and Consultant acknowledge and agree that, in providing the Services, Consultant will act as an officer of the Company, and the Company and Consultant expect and intend that Consultant shall be covered by the D&O policy under no less favorable terms than any other individual covered by the D&O policy. The provisions in this Section 7 shall survive the termination of this Agreement.
8.
Indemnification.
(a)
The Company shall defend and indemnify Consultant, to the fullest extent permitted by law against any and all threatened, pending, or completed action, suit, proceeding, or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative, or other, and whether made pursuant to federal, state, or other law (each, a “Claim”) against Consultant as a result of the Consultant’s performance of the Services or as result of the Consultant’s prior work as an employee and officer of the Company, including without limitation Claims brought by or in the right of the Company, Claims brought by third parties, and Claims in which Consultant is solely a witness.
(b)
Consultant shall have the right to advancement by the Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses (as that term is defined below) actually and reasonably paid or incurred by Consultant in connection with any Claim. Consultant’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within ten (10) days after any written request by Consultant, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Consultant, (b) advance to Consultant funds in an amount sufficient to pay such Expenses, or (c) reimburse Consultant for such Expenses. “Expenses” means any and all expenses, including attorneys’ and experts’ fees, court costs, transcript costs, travel expenses, duplicating, printing, and binding costs, telephone charges, and all other costs and expenses incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing to defend, be a witness in, or participate in, any Claim.
(c)
Without limiting the generality or effect of the foregoing, Consultants right to indemnification and advancement of Expenses shall be no less favorable than that of any officer of the Company.
(d)
The provisions in this Section 8 shall survive the termination of this Agreement.
9.
Miscellaneous.

(a) In the event that any of the provisions of this Agreement, or the application of any such provisions to Consultant or the Company with respect to obligations hereunder, is held to be unlawful or unenforceable by any court, then the remaining portions of this Agreement shall remain in full force and effect and shall not be invalidated or impaired in any manner.

(b) No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of any other term or covenant contained in this Agreement.

(c) This Agreement (including all Exhibits hereto) contains the entire agreement between Consultant and the Company with respect to the subject matter of this Agreement (including all Exhibits hereto), and supersedes any and all prior agreements and understandings, whether verbal or written, between Consultant and the Company with respect to the subject matter of this Agreement (including all Exhibits hereto). This Agreement may be amended only by an agreement in writing signed by Consultant and the Company.

(d) This Agreement may not be assigned by Consultant or the Company without the other party’s consent, and any such attempted assignment shall be void and of no effect.

(e) The terms and language of this Agreement are the result of arm’s length negotiations between the parties. Consequently, there shall be no presumption that any ambiguity in this Agreement should be resolved in favor of one party and against another. Any controversy concerning the construction of this Agreement shall be decided neutrally without regard to authorship.

(f) The titles and headings of sections and subsections contained in this Agreement are included solely for convenience of reference and will not control the meaning or interpretation of any of the provisions of this Agreement.

(g) This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute but one agreement. Each party may execute this Agreement in Adobe Portable Document Format or in a similar format (“PDF”) sent by electronic mail. In addition, PDF signatures of authorized signatories of any party will be deemed to be original signatures and will be valid and binding, and delivery of a PDF signature by any party will constitute due execution and delivery of this Agreement.

(h) This Agreement shall be governed by, and construed in accordance with, the laws of Texas, without giving effect to its conflict of laws principles.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

ALAUNOS THERAPEUTICS, INC. CONSULTANT

By: _/s/ Michael Wong__________ __/s/ Melinda Lackey_________

Name: Michael Wong Name: Melinda Lackey

Title: Vice President, Finance

EXHIBIT A

Description of Services

Consultant shall provide legal, corporate and administrative services to the Company and other services as may be requested by the Company.

EXHIBIT B

Service Fee

(a) Service Fee: $ 400 per hourly rate paid in U.S. dollars by the Company to Consultant for the entire Term of this Agreement, unless otherwise agreed by the Company and Consultant in writing.

(b) Expenses: The Company will reimburse Consultant for any usual and customary business expenses as may be reasonably required to provide the services to the Company for the term of this Agreement (e.g. office supplies, travel time and mileage).

(c) Payments to Consultant: Consultant will provide the Company a Statement of Services rendered, including hourly fees and expenses, every bi-weekly period during the Term of this Agreement. The payments for Statement of Services rendered will be delivered to Consultant within ten (10) business days upon receipt of the Statement of Services by the Company during the term of this Agreement.